Exhibit T3A.6

GRAY, HARRIS & ROBINSON PROFESSIONAL ASSOCIATION ATTORNEYS AT LAW SUITE 600 301 SOUTH BRONOUGH STREET POST OFFICE BOX 11189 TALLAHASSEE, FL 32302-3189 TELEPHONE 850-222-7717 E-MAIL ADDRES FAX 850-222-3494 WEBSITE: www.ghrlaw.com mwilkinson@ghrlaw.com July 16, 2001 L01000011554 Division of Corporations Via Hand Delivery George Firestone Building 409 East Gaines Street Tallahassee, FL 32301 200004477382--6 -07/16/01—01043--014 ****155.00 ****155.00 To Whom It May Concern: Enclosed for filing, please find the ARTICLES OF ORGANIZATION, along with a check in the amount of $155.00 for the applicable filing fees and fees to obtain a CERTIFIED COPY of the ARTICLES OF ORGANIZATION for the following entity: [ILLEGIBLE] TECHNOMEDIA SOLUTIONS, LLC Upon receipt, please “date stamp” the copy of this letter provided, and call me at 577-9090, when the document is ready. Thank you for your assistance in this matter. Very truly yours, Mari-Jo Lewis-Wilkinson Mari-Jo Lewis-Wilkinson Paralegal Enclosures [ILLEGIBLE] 7-16-01 APPROVEL AND FILED 01 JUL 16 PM 12:29 SECRETARY OF STATE TALLAHASSEE, FLORIDA CLERMONT LAKELAND MELBOURNE ORLANDO TAMPA

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY ARTICLE I - Name: The name of the Limited Liability Company is: TECHNOMEDIA SOLUTIONS, LLC ARTICLE II - Address: The mailing address and street address of the principal office of the Limited Liability Company is: 8734 PALM LAKE DRIVE ORLANDO, FL 32819 ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature: The name and the Florida street address of the registered agent are: LISA A. SPECHT Name 301 E. PINE STREET, SUITE 1400 Florida street address (P.O. Box NOT acceptable) ORLANDO, FL 32801 City, State, and Zip Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity, I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.. LISA A. SPECHT Registered Agent’s Signature Article IV - Management (Check box if applicable.) The Limited Liability Company is to be managed by one manager or more managers and is, therefore, a manager - managed company. (An additional article must be added if an effective date is requested [ILLEGIBLE Signature of a member or an authorized representative of a member. (In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.) JOHN MICELI Typed or printed name of signee FILING FEES: $100.00 Filing Fee for Articles of Organization $ 25.00 Designation of Registered Agent $ 30.00 Certified Copy (OPTIONAL) $ 5.00 Certificate of Status (OPTIONAL) APPROVEL AND FILED 01 JUL 16 PM 12:29 SECRETARY OF STATE TALLAHASSEE, FLORIDA